UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K-A1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

December 21, 2009

Date of Report

(Date of Earliest Event Reported)

ZALDIVA, INC.

 (Exact Name of Registrant as Specified in its Charter)

FLORIDA                   000-49652                    65-0773383

(State or other juris-   (Commission File No.)          (IRS Employee

   diction of incorporation)                                                  I.D. No.)

331 East Commercial Blvd.

Ft. Lauderdale, Florida  33334

 (Address of Principal Executive Offices)

(877) 925-3482

Registrant's Telephone Number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On December 21, 2009, the Board of Directors of Zaldiva, Inc., a Florida corporation (the “Company”), concluded that the Company’s financial statements for the three months and the nine months ended June 30, 2009, should no longer be relied upon because of an error in such financial statements.  These financial statements did not disclose the granting to seven recipients on April 21, 2009, of options to purchase an aggregate of up to 1,810,000 shares of the Company’s common stock at a price of $0.25 per share, exercisable for eight years.

Due solely to administrative oversight, the grant of the options was not reflected in the Company’s unaudited financial statements for the three month and nine month periods ended June 30, 2009.  The Company has amended the financial statements and disclosure in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 accordingly.

The Company’s President discussed with the Company’s independent accountant the matters disclosed in this Current Report on Form 8-K-A1.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ZALDIVA, INC.

Date: January 12, 2010

By /s/ Nicole Leigh

     Nicole Leigh, President